Exhibit 99.2

ZITVAR, GALOR & Co., LAW OFFICES

Gibor Sport Building, 7 Begin St., Ramat Gan, ISRAEL

Fax: (972-3) 6127779 e-mail: ronen@zitvar.com Tel: (972-3) 6127778

RONEN ZITVAR

YAACOV GALOR (GALEA)

EYAL REGEV

HAGIT ROSS

ZOHAR HADAR

EHUD WEINBERGER

NIRIT BEN MEIR

DROR KARNY

November 19, 2014

Draft

To:

Shlomo Landress Esq.

Amit, Pollak, Matalon & Co.

17 Yitzhak Sade, Nitzba Building

Tel Aviv 6777517

Without Prejudice

Honorable Friend,

Re: B.O.S Better Online Solutions Ltd.

On behalf of our client, D.D. Goldstein Properties and Investments Ltd., which holds 127,200 Ordinary Shares of B.O.S Better Online Solutions Ltd. (the “Company”), in continuance of our correspondence regarding the invitation to the shareholders meeting, we are contacting you as follows :

1.	First, we come to know that the Company intends to hold a special shareholders meeting, that its agenda includes extension or termination of the two outside directors who serve the Company, the honorable David Golan and Orit Nir Swartz.

2.	Pursuant to Section 66 to the Companies Law 1999 (the “Companies Law”), the Company is hereby required to include in the agenda of the above mentioned special shareholders meeting, also the following issues:

2.1	Termination of Director’s service, under the suggested language: “To immediately terminate the service of Mr. Eduard Zukerman as a director in the Company.”

2.2	Termination of Director’s service, under the suggested language: “To immediately terminate the service of Mr. Ronen Zeblik as a director in the Company.”

2.3	Appointment of Outside Director/Director, under the suggested language: “To appoint Mr. Eliezer (Modi) Zandberg as an outside director in the Company. Alternatively, to appoint Mr. Zandberg as a director in the Company.”

2.4	Appointment of Outside Director/Director, under the suggested language: “To appoint Dr. Vered (Vivi) Ziv as a director in the Company.”

2.5	Appointment of Outside Director/Director, under the suggested language: “To appoint Hagit Ross, Esq. as a director in the Company.”

3.	The statements of qualification of the Honorable Zandberg, Ziv and Ross are attached to this letter. In the upcoming days we will make sure to also transfer questionnaires signed by them.

4.	Alternatively, as a precaution, please see this letter also as pursuant to Section 63(a) to the Companies Law.

5.	Nothing that is mentioned in this letter or that is not mentioned in it, exhausts our client’s arguments and all our client’s rights are reserved.

With Much Honor,

Ronen Zitvar, Esq.

Zitvar, Galor & Co., Lawyers

Copy: D.D. Goldstein Properties and Investments Ltd.

To: B.O.S. Better Online Solutions Ltd,

Dear Sir/Madam,

Re: Statement of Nomination for an Outside Director Position at B.O.S. Better Online Solutions Ltd.

I the undersigned, Eliezer Zandberg, holding ID Number 057382905, am nominated to serve as an outside director at the board of directors of B.O.S. Better Online Solutions Ltd. (the “Company”), including as a member at the Company’s Audit Committee and as a member at the Company’s Compensation Committee, hereby declare, as follows:

This statement is provided in accordance with the requirements stipulated in the Companies Law 1999 (“Companies Law”) and the Companies Regulations (Conditions and Tests for a Director with Accounting and Finance Expertise and for a Director with Professional Qualifications), 2006 (“Qualification Regulations”), and the definitions and terms set out therein:

1.	I am a resident of Israel and I am qualified to be appointed as an outside director in the company;

2.	I am aware, as of this day, that the company’s main business is providing RFID solutions and supply chain solutions;

3.	I hereby confirm, that I have the required qualifications and the ability to devote the appropriate time, in order to perform my duties as a director in the company, in consideration of, among others, the company needs and size.

4.	Education, experience and qualifications

4.1	My education, training, academic degrees and work experience, in detail, can be seen in a short biography hereby attached as Exhibit A to this statement and it is an integral part of it.

4.2	As a result of my education, experience and qualifications, I am highly skilled and have an understanding in commercial and financial subjects as well as financial statements, in a way that allows me to deeply understand the company’s financial statements, and to initiate discussions about the manner of presentation of financial data, including:

4.2.1	I am knowledgeable in accounting and accounting control issues typical to companies as large and complex as the Company;

4.2.2	I am knowledgeable in the roles of the auditor and the duties imposed on him;

4.2.3	I am knowledgeable in preparation and approval of financial statements under the Companies Law and the Securities Law, 1968 (“Securities Law”);

5.	I am not a family relative of the controlling shareholder;

6.	Neither I, my relatives, my partners, my employer, my subordinates, directly or indirectly, or a corporation controlled by me, at this time or for the two years prior to this time, have any Link to the company, to the Company’s controlling shareholder, or to relatives to the controlling shareholder, at this time, or to an Other Corporation; to this matter:

“Link” – Existence of working relationship, usual business or professional contacts, or control, and service as an officer in the company.

“Other Corporation” – A corporation that its controlling shareholder, at time of nomination or for the two years prior to the nomination date, is the company or its controlling shareholder.

7.	Neither I, my relatives, my partners, my employer, my subordinates, directly or indirectly, or a corporation controlled by me, have commercial or professional relations to whom we shouldn’t be linked, as stated in Section 6 above, even if those relations are not usual, except for insignificant relations.

8.	I didn’t receive any compensation in violation of Section 244(b) to the Companies Law, which stipulates that an outside director will not receive, in addition to his compensation and reimbursement of expenses, any compensation, directly and indirectly, for serving as a director in the company (except for an indemnification and insurance coverage as part of a directors and officers insurance policy);

9.	I am neither an employee of the Company, subsidiary of the Company, a related company or of a party with an interest in the Company;

10.	My roles or other occupations do not create and are not likely to create a conflict of interest with my role as a director in the Company, and should not harm my ability to serve as a director in the Company;

11.	I do not serve as a director of another company in which one of its external directors serves as a director in the Company.

12.	I do not hold any securities of the Company;

13.	I am not an Israeli Securities Authority employee nor a Tel-Aviv Stock Exchange employee.

14.	I hereby declare that I am not a minor, incompetent, I have not been declared bankrupt and I have not been convicted by a final judgment of an offense listed below:

14.1	Offenses pursuant to section 290 through 297, 392, 415, 418 through 420, and 422 through 428 pursuant to the Penal Law, 1977 and pursuant to Section 52C, 52D, 53(A) and 54 pursuant to the Securities Law;

14.2	Have any conviction by a court outside Israel for bribery, fraud, corporate officers offenses or offenses of the use of inside information;

14.3	Conviction of any other offense which the Court held that due to its nature, severity or circumstances I should not serve as a director in a public company;

14.4	Any other offenses held by the Minister of Law by virtue of Section 226(C) to the Companies Law, if any.

15.	The Administrative Enforcement Committee (as defined in Section 52LB to the Securities Law) did not impose any enforcement measures prohibiting me from serving as a director in a public company, and if such an enforcement measure was imposed, the period, which was ruled by the Administrative Enforcement Committee as a period prohibited to serve as a director in a public company, has already passed.

16.	If and when one or more of the conditions held by the Companies Law and/or the Qualification Regulations relevant to my service as an outside director in the Company, will cease to exist, or there will be ground to terminate my service as an outside director in the Company, I will immediately inform the company, and my service will expire on the date of such notice.

17.	I am aware that this statement will be used by the company for examination whether I am eligible to serve as an outside director in the Company. Also, I hereby confirm, that I am aware that this statement will be kept at the Company registered office and it might be published as part of the Company public reports.

18.	I am not aware of any other significant detail that can influence my service as an outside director in the Company. Should I be aware of any such detail I would have stated it in this statement, and I hereby undertake to inform the Company immediately once I will find out of any significant detail such as mentioned above that may influence my service as an outside director.

19.	After I read carefully and understood all of the above, I hereby declare that this is my name and signature and that the content of this affidavit is true.

Date: 11-19-2014	Signature: Eliezer Sandberg

Eliezer (Moodi) Sandberg

World Chairman – Keren Hayesod – United Israel Appeal

Since 2010

Roles in the Israeli Government

30th Government:

2004	Minister of national infrastructures (energy & water)

Launching the IPP reform in power production. Creating the bases for Major changes in water policy. Advising Israel's natural Gaz infrastructure

2003 – 2004	Minister of Science and Technology. Creating the national council for

Science and technology and the science infrastructure programs. Elaborating the space cooperation into new projects. Increasing research budget and support to new fields.

2003 – 2004	Chairman of the cabinet ministers committee for science and technology.

2004	Member of minister's committee of economics

27th Government:

Deputy Minister of Education, Culture, and Sport (in charge of sports affairs)

Functions in Knesset (Israeli Parliament)

1992 – 2006	Member of Knesset (thirteenth – sixteenth Knesset)

1998	Deputy Speaker

1992 – 2003, 2005 – 2006	Member, various committees: Economics, Constitution, law and justice, Science and technology, Labor, welfare and health, Anti-drug abuse, Immigration and Absorption, Education culture and sports, and more.

1992 – 1999, 2005-2006	Member and head of Israeli parliamentary delegation to the council of Europe.

1992 – 2003	Chairman of parliamentary groups

1992 – 1996	Deputy Chairman, Elections Committee

1996 – 1999	Chairman, subcommittee for corporation's law bill.

1999 – 2000	Chairman, Committee for the Examination of the Maccabia Bridge Disaster

1999 - 2000	Political advisors to the science and technology committee of the council of Europe

1999 – 2003, 2005 – 2006	Founder and chairman, Israel-Africa Friendship Union

2001 – 2003	Founder and Chairman, Subcommittee on Hi – Tech

1996 – 2003	Chairman, Israel-Finland Friendship Union

2005 – 2006	Chairman Israel-Vietnam Friendship union

2005 – 2006	Chairman Israel-Brazil Friendship union

Management Positions:

Keren Hayesod – UIA – World Chairman

Energtek INC –(EGTK.OTC.US)– Chairman of the board of directors

Dor Chemicals L.T.D. – member of the board and advisor

Gruppo MultiMedica (italy) – member of the board of directors

Maglan Information Defense and Technologies L.T.D - Advisory Board

Wmt L.T.D Technologies – member of the board of directors

Wietz Center for Development Studies –– member of the board of directors

Galilee College – Lecture

National Innovation Fund of the republic of Kazakhstan – Chairman of the Board

(2007-2009)

Ethiopian National Project – Chairman – (2007-2010) Gigi Cosmetics L.T.D. (Israel) – Chairman (2006-2008)

Gatal – L.T.D – Chairman of The Board of Director – (2007-2011)

Intellect Neuroscience INC. – Member of the board of directors – (2006-2008) Knesset Christian Allies Caucus –Counsel for Business Affairs - (2006-2009) Amerils L.T.D – member of the board of directors – (2007—2009)

Leo back high school – member of the board of trustee – (2007-2009)

Gilad Lobbing – Advisor for energy (Development Israel Natural Discoveries) – (2009-2011)

Education

1980 – 1984	LL.B., Tel Aviv University

Military Service

1984 – 1988 Lieutenant in the Army Prosecutor's Office

Languages

Fluent in spoken and written Hebrew & English

Personal

Born 1962 in Haifa, Israel

Married, Three children

Residence: Haifa, Israel

Date: 19 November 2014

To: B.O.S. Better Online Solutions Ltd,

Dear Sir/Madam,

Re: Statement of Nomination for a Director Position at a Public Company

I the undersigned, Vered Vivi Ziv, holding ID Number 069641793, am nominated to serve as an outside director at the board of directors of B.O.S. Better Online Solutions Ltd. (the “Company”), hereby declare, as follows:

This statement is provided in accordance with the requirements stipulated in the Companies Law 1999 (“Companies Law”) and the definitions and terms set out therein:

1.	I hereby give my consent to serve as a director of the Company.

2.	I hereby confirm, that I have the required qualifications and the ability to devote the appropriate time, in order to perform my duties as a director in the company (Including my service in Directors Committees), in consideration of, among others, the company needs and size.

3.	My education, training, academic degrees and work experience, in detail, can be seen in a short biography hereby attached as Exhibit A to this statement and it is an integral part of it.

4.	I hereby declare that I am not a minor, incompetent, I have not been declared bankrupt and I have not been convicted by a final judgment of an offense listed below:

4.1	Offenses pursuant to section 290 through 297, 392, 415, 418 through 420, and 422 through 428 pursuant to the Penal Law, 1977 and pursuant to Section 52C, 52D, 53(A) and 54 pursuant to the Securities Law 1968, (“Securities Law”);

4.2	Have any conviction by a court outside Israel for bribery, fraud, corporate officers offenses or offenses of the use of inside information;

4.3	Conviction of any other offense which the Court held that due to its nature, severity or circumstances I should not serve as a director in a public company;

4.4	Any other offenses held by the Minister of Law by virtue of Section 226(C) to the Companies Law, if any.

5.	The Administrative Enforcement Committee (as defined in Section 52LB to the Securities Law) did not impose any enforcement measures prohibiting me from serving as a director in a public company, and if such an enforcement measure was imposed, the period, which was ruled by the Administrative Enforcement Committee as a period prohibited to serve as a director in a public company, has already passed.

6.	My roles or other occupations do not create and are not likely to create a conflict of interest with my role as a director in the Company, and should not harm my ability to serve as a director in the Company.

7.	If and when one or more of the conditions held by the Companies Law and/or the Qualification Regulations relevant to my service as an outside director in the Company, will cease to exist, or there will be ground to terminate my service as an outside director in the Company, I will immediately inform the company, and my service will expire on the date of such notice.

8.	I am aware that this statement will be used by the company for examination whether I am eligible to serve as an outside director in the Company. Also, I hereby confirm, that I am aware that this statement will be kept at the Company registered office and it might be published as part of the Company public reports.

9.	After I read carefully and understood all of the above, I hereby declare that this is my name and signature and that the content of this affidavit is true.

Date: 11-19-2014	Signature: ___X_________________

Nov. 2014

Curriculum Vitae

Vivi Ziv, Ph.D., MBA

Summary

An executive with over 18 years of experience in the medical device, biotech and cosmetics industry in senior executive and managerial roles. Experience in general management, QA, regulation, R&D, clinical development, business development and operations in both public and private companies.

A broad basis of academic studies, including multidisciplinary PhD and M.Sc. degrees in Chemistry from the Weizmann Institute, an MBA in Business Management from the Bar-Ilan University and a B.Sc. in Food Engineering & Biotechnology from the Technion.

Twelve (12) cumulative years of experience serving on the Board of Directors of Israel’s two largest governmental infrastructure companies - Israel's Electric Company and Mekorot, Israel's National Water Company

Professional Experience

2014 – Present:        VP Quality and Regulatory, Emilia Cosmetics

2010 – 2014:             COO, Micromedic Technologies, Ltd

2009 - 2010:              Independent consultant

2008–2009:              VP Radiopharmaceuticals, Soreq Nuclear Research Center

2005-2008:	General Manager, Intellect Neurosciences Ltd. and COO, Intellect Neurosciences Inc. (Intellect Neurosciences is a revival of Mindset Biopharmaceuticals – see below)

2003-2005:              Compugen, Director, Clinical, Regulatory and QA

2000-2003:	Mindset BioPharmaceuticals, Director, Clinical & Regulatory Affairs (later re-founded as Intellect Neurosciences – see above)

1998 – 2000:           Quintiles Israel, Business Development Manager

1997-1998: Novadent (Ultrasound Systems), R&D Director.

1996-1997: Myriad Ultrasound Systems, R&D Clinical Research Specialist.

Board of Directors Experience

2011 – 2014:	IEC – Israel Electric Company, Board Member, Chairperson of the Business Development and Marketing Committee, member of the Compensation Committee, Corporate responsibility Committee and the Human Resources Committee.

2008 – 2011: Mekorot Enterprises & Development, Board Member and Chairperson of the Board's Audit Committee, member of the Human Resources Committee.

2004-Present:	Mekorot, Israel's National Water Co., Acting Chair Person (April- December 2013), Chairperson of the Board's Audit Committee (5 years), Chairperson of the Board's Committee for New Water Technologies (Watech), member of the Human Resources Committee and the Water Security Committee.

Education

1993-1998 MBA, Business Management, Bar-Ilan University Business School

1991-1995 Ph.D., Chemistry, Department of Structural Biology, Weizmann Institute.

1989-1991 M.Sc., Chemistry, Weizmann Institute

1983-1988 B.Sc., Food Engineering and Biotechnology, The Technion

Prizes & Awards

1996 - The Max Planck Society reward for outstanding research

1987 - Dean excellence prize for study achievements, The Technion

1986 - Dean excellence prize for study achievements, The Technion

Personal

Place of birth: USA Marital
state: Married + 2

Languages:

Hebrew and English: Mother tongue level

Date: 19 November 2014

To: B.O.S. Better Online Solutions Ltd,

[To whom it may concern,]

Re: Statement of Nomination for a Director Position at a Public Company

I the undersigned, Hagit Ross, holding ID Number 27118413, am nominated to serve as an outside director at the board of directors of B.O.S. Better Online Solutions Ltd. (the “Company”), hereby declare, as follows:

This statement is provided in accordance with the requirements stipulated in the Companies Law 1999 (“Companies Law”) and the definitions and terms set out therein:

1.	I hereby give my consent to serve as a director in the Company.

2.	I hereby confirm, that I have the required qualifications and the ability to devote the appropriate time, in order to perform my duties as a director in the company (Including my service in Directors Committees), in consideration of, among others, the company needs and size.

3.	My education, training, academic degrees and work experience, in detail, can be seen in a short biography hereby attached as Exhibit A to this statement and it is an integral part of it.

4.	I hereby declare that I am not a minor, incompetent, I have not been declared bankrupt and I have not been convicted by a final judgment of an offense listed below:

4.1	Offenses pursuant to section 290 through 297, 392, 415, 418 through 420, and 422 through 428 pursuant to the Penal Law, 1977 and pursuant to Section 52C, 52D, 53(A) and 54 pursuant to the Securities Law 1968, (“Securities Law”);

4.2	Have any conviction by a court outside Israel for bribery, fraud, corporate officers offenses or offenses of the use of inside information;

4.3	Conviction of any other offense which the Court held that due to its nature, severity or circumstances I should not serve as a director in a public company;

4.4	Any other offenses held by the Minister of Law by virtue of Section 226(C) to the Companies Law, if any.

5.	The Administrative Enforcement Committee (as defined in Section 52LB to the Securities Law) did not impose any enforcement measures prohibiting me from serving as a director in a public company, and if such an enforcement measure was imposed, the period, which was ruled by the Administrative Enforcement Committee as a period prohibited to serve as a director in a public company, has already passed.

6.	My roles or other occupations do not create and are not likely to create a conflict of interest with my role as a director in the Company, and should not harm my ability to serve as a director in the Company.

7.	If and when one or more of the conditions held by the Companies Law and/or the Qualification Regulations relevant to my service as an outside director in the Company, will cease to exist, or there will be ground to terminate my service as an outside director in the Company, I will immediately inform the company, and my service will expire on the date of such notice.

8.	I am aware that this statement will be used by the company for examination whether I am eligible to serve as an outside director in the Company. Also, I hereby confirm, that I am aware that this statement will be kept at the Company registered office and it might be published as part of the Company public reports.

9.	After I read carefully and understood all of the above, I hereby declare that this is my name and signature and that the content of this affidavit is true.

Date: 11-19-2014	Signature: ____X_________________

Hagit Ross

hagit@zitvar.com

Professional Experience

Zitvar & Co., Law Offices, Israel – Tel Aviv 2009 - Present

Partner

Erdinast Ben Nathan & Co., Israel – Tel Aviv 2006-2009

Associate

Avnet – Cyber and Information Security, Rishon Le-Tzion 2006-2008

Director

Goldfarb Seligman & Co., Israel – Tel Aviv 2001-2006

Associate

Dankner-Luski & Co., Advocates, Israel - Tel Aviv 2000-2001

Internship

College of Management, Israel - Rishon Le-Tzion 2003-2005

Teacher Assistant – Civil Procedure Course

Ramat Gan Academic Center Law-School, Israel - Ramat Gan 2000-2003

Teacher Assistant - Civil Procedure Course

Legal Experience:

Specializes in capital market and securities regulations, corporate and commercial law, mergers and acquisitions and real estate law.

Member of the Israeli bar since 2001

Member of the Securities and Capital Markets committee of the Israeli bar.

Education:

Ramat Gan Academic Center Law-School – LLB (magna cum laude, 2000)